Consulting Agreement


Agreement, made on the 12th day of July 1999, by and between Acceleration Software International Corporation, 1223 NW Finn Hill Road, Poulsbo, WA 98370 (the "Company") and Millennium Capital Quest, 222 Munson Road., Wolcott, CT 06716 (the "Consultant")

In consideration of the mutual covenants contained herein, the parties hereto agree as follows::

1. The Consultant, together with Gregg R. Nolan, Chairman/CFO, C. James Margelot, President/CEO and T. Garcia, CIO, for the Consultant will provide consulting services consisting of financial public relations, advise regarding corporate structuring and marketing advice. Additionally, the Consultants shall assist Company management and legal counsel in structuring the Company for expanded marketing operations and business development and other general management consulting services as required during the term of this Agreement. Further the Consultants will coordinate communication with the Board of Directors, appropriate federal agencies, internet webpage developers and ISP's, affiliated companies, banking institutions, investment banks, equity investor groups and by assisting attorneys and accountants selected by the Company familiar with such procedures. The Consultants shall advise the Company on structure of the promotion, and assist the Company in development of its financial marketing plan.

2. Further, the Consultants will prepare a summary financing plan, assist attorneys who will review draft offering memorandum, facilitate web site productions for the internet and act as a consultant to the attorney and accountants for the Company and assist attorneys and accountants where necessary. The Consultants acknowledge that all "Confidential Information" provided to them by the Company is proprietary and shall be treated in strict confidence. Further, The Consultants agree that the distribution of any such information to third parties in the normal course of business and the operations of this engagement shall only be made upon the written consent of the Company. Further, the Consultants agree to return any Confidential Information upon the termination or conclusion of the assignment. For purposes of this Agreement, the term "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, computer software, documentation, research, product plans, products, services, suppliers, customer lists, prices and costs, markets, developments, inventions, notebooks, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, licenses, finances, budgets or other business information disclosed to Consultant by Company either directly or indirectly in writing, orally or by drawings or observation. Confidential Information includes, but is not limited to, information pertaining to any aspects of the Company's business which is either information not known by actual or potential competitors of the Company or is proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise.

3. The Company fully understands that the Consultants are not lenders, broker-dealers, investment bankers, underwriters or securities sales agents in any form. They do not have or control investment capital. The Consultants may not by law, solicit the sale of any securities for any compensation whatsoever, but will act as financial and public relations advisors to the Company and advise the Company on presentations to new business clients and its full range of financial resources. Consultant is an independent contractor. This Agreement shall not create nor be deemed to create any other relationship between Company and Consultant. Neither Consultant nor any of its agents shall create any obligation, responsibility, express or implied, on behalf of or in the name of Company or by Company in any way except as specifically authorized in this Agreement. Consultant shall maintain its own workers' compensation coverage, and shall pay any and all tax due on amounts it receives hereunder, and neither Consultant nor any of its agents or employees shall be entitled to participate in or receive benefits under any Company employee-benefit plans.

4. It shall be the Consultant's specific task to assist the Company by rendering advice and assistance to a competent securities attorney and provide the Company advice in marketing efforts. The Company understands that due to the many variables involved, the Consultants make no representation whatsoever as to its opinion of the Company's ability to sell any securities, such opinion coming from the Company's attorney.

5. The Company agrees to compensate the Consultants for the work performed to date and to be performed under this Agreement, based upon achieving certain milestones, including development of financial and business plans and development of a business financing package for the Company according to the following schedule and as outlined below:

A. Consultants will be entitled to payments from Company in accordance with the following:

          (i)  $25,000.00  upon   the  start  of  the   preparation  of  Company
disclosure documents and its required attachments, marketing materials and its website;

          (ii) $12,500.00 upon filing with the SEC of a registration statement on form SB-2. (It being further understood that the entire package shall be reviewed and filed subject to the advice of counsel for the Company and the attachment of the opinion and consent letters of counsel);

          (iii) $50,000 upon the Company having $3,000,000 in cash in the bank;

          (iv) $100,000 upon the Company having $18,000,000 in cash in the bank; and

          (v) A grant under the Company's 1999 stock option plan of options to purchase shares of common stock of the Company for a ten (10) year period at an exercise price of $1.50 per share in an amount equal to 0.1% of the common stock of the Company outstanding.

     Any fees actually paid to the Consultants are non-refundable and shall be used to conduct due diligence, investigation of the corporate financing plan and development program as appropriate and to coordinate the structure of financings with legal and accounting counsel.

B. Further, all other fees and costs incurred by the Company on its own behalf, such as legal, accounting, printing, promotion and travel are those of the Company. In consideration of the above Agreements, the Consultants agree to provide to the Company, financial public relations services, marketing and consultation services, and its advise on document structure, filing, blue sky regulations, contacting Investors, Syndicators, Broker-Dealers, databases and access to its Web Page developer, telemarketing, internet and computer systems.


6. The Company agrees to reimburse the Consultants for clerical, printing, media placement, and other out-of-pocket expenses, if incurred, in connection with its services to the Company. All such expenses shall be approved in advance by the Company. These expenses shall include any advertising credit advanced to the company by the consultants, to be repaid from the minimum proceeds of the offering. At the sole discretion of the Company, ad credit may be advanced to the Company in an amount not to exceed $500,000.00

7. In addition to the functions to be performed in connection with the offering pursuant to this agreement, the consultants agree to make themselves additionally available to the Company at all reasonable times as necessary for the duration of the consulting and marketing phase of the project. This Agreement may be terminated with or without cause by either party on thirty days written notice. Unless terminated for cause by Company (which includes any failure by the Consultants to abide by all terms of this agreement) (a) the parties agree to delivery of all agreed-upon work product and the payment of all installment fees and reimbursement of all outstanding pre-agreed upon expenses of the Consultants due through the date of termination, and (b) in the event that at the date of Company's termination notice, the Company shall have an effective offering, be in the process of fund raising and materially be using the work product of the Consultants to raise capital in accordance with this Agreement, the Company agrees to provide proof of funds raised to date and pay to the Consultants the compensation described in items (iii) through (v) in paragraph 5.A. above.

8. The Company understands that the Consultants must at all times rely upon the information supplied to the Consultants by its members, managers, officers, directors, agents and employees. Therefore, the Company agrees to indemnify, hold harmless and defend the Consultants, its officers, directors, agents and employees at the Company's expense (including attorneys' fees) arising from any proceeding or suit relating to any material inaccuracy or incompleteness of any information supplied to the Consultants by the Company, and violation of any state or federal securities, franchise or business opportunity law committed by the Company. The Consultants agree to indemnify, hold harmless and defend the Company, its officers, directors, agents and employees at the Consultant's expense (including attorneys' fees) in any proceedings or suit and for any damages due to any negligence or unlawful or intentional misconduct on the part of the Consultants, its agents or employees.

9. The Company and the Consultants mutually agree that this Agreement and all provisions and rights hereto shall not be assigned to any other party without the mutual consent in writing by both parties to this Agreement. This Agreement shall be binding on all sucessors and assigns of the parties hereto.

10. This contract shall be construed in accordance with the laws of the State of Washington. The Company represents it will be in compliance with and authorized to do business in any additional states in which it is required to do so. Further, the parties agree that all disputes shall first be subject to resolution by arbitration according to the rules and provisions defined by the American Arbitration Association. Any arbitration shall be conducted in King County, Washington. The arbitrators shall have no authority to award any punitive or exemplary damages, or to vary or ignore the terms of the Agreement. The costs of arbitration, including reasonable attorneys' fees incurred by the prevailing party (including any such costs incurred on appeal), shall be paid to the prevailing party by the party designated as such by the arbitrator (or court, as applicable).

11. The term of this contract shall be for a period of 12 months, renewable by mutual agreement of the parties.

12. The parties reserve the right to the control and use of their names and all symbols, trademarks, or service marks presently existing or later established. Neither party shall use the other party's name, symbols, trademarks, or service marks or such marks as such party controls in advertising or promotional materials or otherwise without the prior written consent of such other party. Any use by a party, without the approval of the other party, of the name, symbols, trademarks or service marks of such other party shall cease immediately upon the earlier of written notice of such other party or termination of this Agreement. Each party hereby grants the other the right to use its name, address and telephone number in connection with the other party's obligations hereunder.

13.      Prior Agreements. No other prior agreements exist.

         In witness whereof, the parties hereto have executed this Agreement on the date above written.


MILLENNIUM  CAPITAL QUEST CORP.
"The Consultants"


  /s/ Gregg R. Nolan
Authorized (for MCQ)

ACCELERATION SOFTWARE INTERNATIONAL CORPORATION
"The Company"


    /s/ Clint Ballard
Clint Ballard, CEO

                 Acceleration Software International Corporation
                             1223 NW Finn Hill Road
                            Poulsbo, Washington 98370



                                                          March 31, 2000



Millennium Capital Quest
222 Munson Road
Wolcot, Connecticut 06716

     Re:  Consulting Agreement, dated July 12, 1999 Between Us
          ----------------------------------------------------

Gentlemen:

          This letter confirms our agreement that the exercise price of the stock options listed in Section 5A(v) of the above-referenced Consulting Agreement shall be $4.78 per share. Except as set forth above, the terms and provisions of the Consulting Agreement shall remain in full force and effect.

                                   Sincerely,

                                   ACCELERATION SOFTWARE
                                   INTERNATIONAL CORPORATION


                                   By:    /s/ Clint Ballard
                                       -----------------------------------
                                        Clint Ballard
                                        President


Accepted and agreed as of
the date first above written:


MILLENNIUM CAPITAL QUEST


By:   /s/ Gregg R. Nolan
   -----------------------------
   Name:  Gregg R. Nolan
   Title: Chairman/CFO